State of Delaware


                          Office of Secretary of State

                      ------------------------------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF IMO DELAVAL INC. FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 1986, AT 10:45 O'CLOCK A.M.



SEAL

                                         /s/ Michael Harkins
                                         ---------------------------------------
                                           Michael Harkins, Secretary of State

                                         AUTHENTICATION:   1683354

                                         DATE: 05/03/1988



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                                   8603520230

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                IMO DELAVAL INC.

                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

         IMO DELAVAL INC. (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, in order to amend and restate its Certificate of Incorporation pursuant to Sections 242 and 245 of said General Corporation Law, certifies as follows:

         1. The name of the Corporation is Imo Delaval Inc. and the name under which the corporation was originally incorporated is Elbee Ventures, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was March 2, 1959.

         2. This Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

         3. The Board of Directors of the Corporation, acting by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted a resolution proposing and declaring advisable the adoption of a restatement of the Certificate of Incorporation of the Corporation in the form hereinafter set forth in Item 7.

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         4. At a meeting duly held, the sole stockholder of the Corporation adopted said restatement in accordance with the applicable provisions of Section 211 of the General Corporation Law of the State of Delaware.

         5. The aforesaid Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         6. The authorized capital of the Corporation shall not be increased nor reduced under or by reason of the Restatement of the Certificate of Incorporation of the Corporation

         7. The text of the Certificate of Incorporation, as amended or supplemented heretofore, is hereby amended and restated so as to read in its entirety as follows:

                                   ARTICLE I

         1.1 The name of this Corporation is Imo Delaval Inc.

                                   ARTICLE II

         2.1. The registered office of the Corporation in the State of Delaware in located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

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                                  ARTICLE III

         3.1. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         4.1. The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is Thirty Million (30,000,000) shares of which Five Million (5,000,000) shares shall be preferred stock, of the par value of One Dollar ($1.00) per share ("Preferred Stock") and Twenty Five Million (25,000,000) shares shall be common stock, of the par value of One Dollar ($1.00) per share ("Common Stock").

         4.2. Upon the effective date of this amendment of Article IV, the Seven Million Two Hundred Seventy Thousand, Three Hundred Eighty-four (7,270,384) shares of Common Stock $1.00 oar value of this Corporation are split and changed into such number of shares of Common Stock, $1.00 par value, of the Corporation as equals one-tenth (1/10) of the number of issued and outstanding shares of Transamerica Corporation Common Stock, $1.00 par value, as of the close of business on the effective date of this amendment of this Article IV. The par value of the

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Common Stock of this Corporation shall not be changed and shall remain at One
Dollar ($1.00) per share.

         4.3. Except as otherwise expressly provided by this Restated Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, stock of any class or classes may be authorized, and the amount of authorized stock of any class or classes may be increased or decreased, by the affirmative vote of the holders of a majority of the stock of this Corporation at the time entitled to vote.

         4.4. At every meeting of the stockholders of this Corporation, each holder of Common Stock of this Corporation shall be entitled to one vote for each full share of Common Stock.

         4.5. The Preferred Stock may be issued in one or more series with such redemption provisions, dividend rights, rights on dissolution or distribution of assets, conversion or exchange rights, designations, voting powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock, or series thereof, adopted, at any time and from time to time, by the Board of Directors of this

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Corporation.

         4.6. No stockholder of this Corporation shall have any preemptive or preferential right of subscription to any shares of any stock of this Corporation, or to any obligations convertible into stock of this Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of this Corporation in its discretion from time to time may determine, and the Board of Directors may issue stock of this Corporation, or obligations convertible into stock, without offering such issue of stock either in whole or in part, to the stockholders of this Corporation. The acceptance of stock in this Corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by the stockholders of this Corporation or any of them.

         4.7. This Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not this Corporation shall have notice thereof, save as expressly provided by the laws of the State of Delaware.

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                                   ARTICLE V

         5.1. The Corporation shall have perpetual existence.

                                   ARTICLE VI

         6.1. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of this Corporation without any action on the part of the stockholders. The stockholders of this Corporation are also authorized to adopt, amend or repeal the By-Laws of this Corporation, provided that such action by the stockholders may only be taken by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then issued and outstanding shares of stock of this Corporation entitled to vote, voting together as a single class, and provided further that a brief description of such proposed adoption, amendment or repeal is included in the notice of the annual or special stockholders meeting at which such action is to be considered.

                                   ARTICLE VII

         7.1. The stockholders and Board of Directors shall have power, if the By-Laws so provide, to hold their meetings

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and to keep the books of this Corporation (except such as are required by the law of the State of Delaware to be kept in Delaware) and documents and papers of this Corporation outside the State of Delaware and to have one or more offices within or without the State of Delaware at such places as may be designated from time to time by the Board of Directors.

         7.2. Any action required or permitted to be taken by the stockholders of this Corporation must be effected at an annual or special meeting of stockholders of this Corporation and may not be effected by any consent in writing by such stockholders. Unless otherwise prescribed by statute, special meetings of stockholders of this Corporation may be called by the Chairman of the Board and shall be called by him or the Secretary at the request in writing of a majority of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

         7.3. Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with the purpose and intent of, this Article VII.

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                                  ARTICLE VIII

         8.1. This Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred by this Restated Certificate of Incorporation on stockholders, directors and officers are granted subject to this reservation.

                                   ARTICLE IX

         9.1. The specific number of directors of this Corporation shall be fixed from time to time exclusively by the Board of Directors of this Corporation. The directors are divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. As of the effective date of this amendment of Article IX, five directors have been elected, of which one is a Class I director with a term expiring at the 1987 annual meeting of stockholders, two are Class II directors with terms expiring at the 1988 annual meet meeting of stockholders, and two are Class III directors with terms

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expiring at the 1989 annual meeting of stockholders. At the 1987 annual meeting of stockholders, a Class I director shall be elected for a three-year term. At each succeeding annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy in the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same

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remaining term as that of such director's predecessor. A Director may not be removed from office prior to the expiration of his term except for cause (as provided in the General Corporation Law of the State of Delaware).

         9.2. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms.

         9.3. A director of this Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware or (iv) for any

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transaction from which the director derived an improper personal benefit.

         9.4. In discharging the duties of their respective positions, the Board of Directors, committees of the board, individual directors and individual officers may, in considering the best interests of this Corporation, consider the effects of any action upon employees, suppliers and customers of this Corporation, communities in which offices or other establishments of this Corporation are located, and all other pertinent factors.

         9.5. Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change, repeal or adopt any provision as part of this Restated Certificate of Incorporation, inconsistent with the purpose or intent of, this Article IX.

                                    ARTICLE X

         10.1. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of this Corporation, and except as otherwise expressly provided in Section 10.2 of this Article X, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined)) or any Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

               10.2. The provisions of Section 10.1 of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of this Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 10.2.1 or 10.2.2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of this Corporation's

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outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 10.2.1 is met:

         10.2.1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined) then in office.

         10.2.2. All of the following conditions shall have been met:

         10.2.2.1. The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (a) and (b) below:

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the

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Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

               (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

         10.2.2.2. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (a) and (b) below:

               (a) (if applicable) the highest per
share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such other class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such other class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such other class or series of Capital Stock; and

               (b) the Fair Market Value per share of such other class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such other class or series of Capital Stock.

The provisions of this paragraph 10.2.2. shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

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         10.2.2.3. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by or on behalf of the Interested Stockholder.

         10.2.2.4. After the Determination Date and prior to the consummation of such proposed Business Combination: (i) except as approved by a majority of the Continuing Directors then in office, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors then in office; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any declassification (including any reverse stock split, recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock), unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors then in office; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

         10.2.2.5. After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of this Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation, whether in anticipation of or in connection with such proposed Business Combination or otherwise.

         10.2.2.6. A proxy or information statement describing such proposed Business Combination and complying with

- 17 -


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the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing, amending or modifying the Act) shall be mailed to all stockholders of this Corporation at least 30 days prior to the consummation of such proposed Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of such proposed Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors then in office, the opinion of an investment banking firm selected by a majority of the Continuing Directors then in office as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by this Corporation.

         10.2.2.7. Such Interested Stockholder shall not have made any major change in this Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors then in office.

                                                         .
                                      -18-


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         10.3. The following definitions shall apply with respect to this
Article X.

         10.3.1. The term "Business Combination" shall mean:

               a. any merger or consolidation of this Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

               b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of this Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any

Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of this Corporation, with respect to which arrangements the value test set forth below shall not apply), together with all other such arrangements (including all contemplated future events) has an aggregate Fair Market Value or involves aggregate commitments of $5,000,000 or more; or

               c. the adoption of any plan or proposal for the liquidation or dissolution of this Corporation or for any amendment to this Corporation's By-Laws; or

               d. any reclassification of securities (including any reverse stock split), or recapitalization of this Corporation, or any merger or consolidation of this Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               e. any agreement, contract or other arrangement providing for any one or more of the actions

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specified in the foregoing clauses (a) to (d).

         10.3.2. The term "Capital Stock" shall mean all Capital Stock of this Corporation authorized to be issued from time to time under Article IV of this Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of this Corporation generally.

         10.3.3. The term "person" shall mean any individual, firm, company or other entity, and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

         10.3.4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this Corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of this Corporation and at any time within the two-year period immediately prior to the date in question, was the beneficial owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

         10.3.5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 10.3.4 of this Section 10.3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 10.3.5 of Section 10.3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         10.3.6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date of filing of this Restated Certificate of Incorporation (the term "registrant" in said Rule 12b-2 meaning in this case, this Corporation).

         10.3.7. The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by this Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 10.3.4 of this Section 10.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by this Corporation.

         10.3.8. The term "Continuing Director" means any member of the Board of Directors of this Corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested

Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors then in office.

         10.3.9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors then in office in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors then in office.

         10.3.10. In the event of any Business Combination in which this Corporation survives, the phrase "consideration other than cash to be received." as used in Paragraphs 10.2.2.1 and 10.2.2.2 of Section 10.2 of this Article X shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

         10.4. A majority of the Continuing Directors then in office shall have the power and duty to determine, for the purposes of this Article X, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the proposed action is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

         10.5. Nothing contained in this Article X shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         10.6. The fact that any Business Combination complies with the provisions of Section 10.2 of this Article X shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         10.7. For the purposes of this Article X, a Business Combination or any proposal to amend, repeal or adopt any provision of this Restated Certificate of Incorporation inconsistent with this Article X (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested
Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of this Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

         10.8. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-Laws of this Corporation), the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by the holders of all the then issued and outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X; provided, however, that this Section 10.8 shall not apply to, and such majority vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section 10.3.8 of this Article X.

         IN WITNESS WHEREOF Transamerica Delaval Inc. has caused this Restated Certificate of Incorporation to be duly executed in its corporate name this 18th day of December, 1986.


                                     TRANSAMERICA DELAVAL INC.

                                          /s/ W. J. Holcombe
                                     By:________________________________
                                        William J. Holcombe
                                        Chairman and Chief Executive Officer

ATTEST:

     /s/ Stephen F. Agocs
 By: _____________________
       Stephen F. Agocs
       Secretary
 Corporate Seal

                               State of Delaware




                          Office of Secretary of State

                         ------------------------------

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP OF THE "IMO DELAVAL INC." A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, MERGING "IMO INDUSTRIES INC." A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, PURSUANT TO
SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF MARCH, A.D. 1989, AT 10:01 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

         AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "IMO DELAVAL INC.", HAS RELINQUISHED ITS CORPORATE TITLE AND ASSUMED IN PLACE THEREOF "IMO INDUSTRIES INC."





SEAL

                                             /S/ Michael Harkins
                                             -----------------------------------
729069095                                    Michael Harkins, Secretary of State


                                             AUTHENTICATION:  *2095033

                                                             DATE: 3/10/1989

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               Imo Industries Inc.

                                      INTO

                                Imo Delaval Inc.

                                   * * * * *

         Imo Delaval Inc., a corporation organized and existing under the laws of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 2nd day of March, 1959, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of Imo Industries Inc., a corporation incorporated on the 31st day of January, 1989, pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions duly adopted at a meeting held on the 9th day of February, 1989 by its Board of Directors, determined to and did merge into itself said Imo Industries Inc.:

         WHEREAS, Imo Delaval Inc. (the "Corporation") owns all of the outstanding shares of capital stock of Imo Industries Inc., a Delaware corporation; and

         WHEREAS, it is desirable to merge Imo Industries Inc. into the Corporation, leaving the Corporation as the surviving corporation;

         NOW, THEREFORE, it is hereby

         RESOLVED, that the Corporation merge into itself Imo Industries Inc., and assume all of its obligations. The surviving corporation shall be the Corporation. The capital stock of the Corporation shall be unaffected by this merger. All shares of Imo Industries Inc. capital stock held of record or beneficially by the Corporation as of the effective date of this merger shall be cancelled on the effective date of this merger, and no conversion or payment shall be effected in respect thereof; and

        FURTHER RESOLVED, that the Corporation as the surviving corporation change its corporate name by changing Section 1.1 of Article I of the Restated Certificate of Incorporation of the Corporation to read as follows:

         1.1 The name of this Corporation is Imo Industries Inc.

         FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized and directed, for and on behalf of the Corporation, to prepare and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Imo Industries Inc. into itself and assume its liabilities and obligations, and the date of adoption thereof, and to cause the Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts whatsoever, whether within or without the State of Delaware, which may be deemed necessary or proper to effect said merger and name change; and

         FURTHER RESOLVED, that said merger and name change shall be effective upon the date of filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware.

         IN WITNESS WHEREOF, said Imo Delaval Inc. caused this certificate to be signed by Stephen F. Agocs, its Executive Vice

President and attested by George Szwabiuk, its Assistant Secretary, this 3rd day of March, 1989.

                                              Imo Delaval Inc.

ATTEST:


                                              By: /s/ Stephen F. Agocs
                                                  ---------------------------
                                                  Stephen F. Agocs
                                                  Executive Vice President
By: /s/ George Szwabiuk
    --------------------------
    George Szwabiuk
    Assistant Secretary

                                State of Delaware

                        Office of the Secretary of State

         I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF "IMO INDUSTRIES INC." FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D. 1992, AT 10 O'CLOCK A.M.

         A CERTIFIED COPY QF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                       /s/ Michael Ratchford
                                       ----------------------------------------
                                           Michael Ratchford,
                                           Secretary of State

                                       AUTHENTICATION:     *3655540

                                                 DATE:      11/10/1992

722315034

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
                            RIGHTS OF SERIES A JUNIOR
                          PARTICIPATING PREFERRED STOCK

                                       of

                               IMO INDUSTRIES INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

         We, W.J. Holcombe, Chairman of the Board, and Thomas J. Bird,
Secretary of Imo Industries Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on April 22, 1987, adopted the following resolution creating a series of 250,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation, this Board of Directors hereby authorizes the issuance of a series of the Preferred Stock of the Corporation (the "Preferred Stock"), which shall consist of up to 250,000 of the 5,000,000 shares of the Preferred Stock which the Corporation now has authority to issue and this Board of Directors hereby fixes the terms, relative rights, restrictions and qualifications as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 250,000.

         Section 2. Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after April 22, 1987 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the

Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

         (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

         (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

         (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
(C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease,
(y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this
Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock, if any, ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A
Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 5th day of November, 1992.

                                                        /s/ W. Holcombe
                                                        ------------------------
                                                        Chairman of the Board


Attest:



/s/ T.J. Bird
---------------------
Secretary






                               -8-

          CERTIFICATE OF DESIGNATION, PREFERENCES AND
                   RIGHTS OF SERIES B JUNIOR
                 PARTICIPATING PREFERRED STOCK

                               of

                      IMO INDUSTRIES INC.

     Pursuant to Section 151 of the General Corporation Law
                    of the State of Delaware

     We, Donald K. Farrar, Chairman of the Board, and Thomas J. Bird, Secretary, of Imo Industries Inc. (the "Corporation), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, of the Corporation, on April 30, 1997, the Board of Directors adopted the following resolution creating a series of 250,000 shares of Preferred Stock designated as "Series B Junior Participating Preferred Stock":

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of its Restated Certificate of Incorporation, as amended, the Board of Directors does hereby establish and designate and provide for the issuance of a series of the Preferred Stock of the Corporation designated as "Series B Junior Participating Preferred Stock," which shall consist of 250,000 shares, and the Board of Directors does hereby fix the terms, voting powers, preferences and relative rights, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, to be as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Junior Participating
Preferred Stock" and the number of shares constituting such series shall be 250,000.

     Section 2.     Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends, and non-cash dividends or distributions in an amount equal to 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock"), which dividends and distributions shall be subject to the provisions for adjustment hereinafter set forth. In the event the Corporation shall at any time after April 30, 1997 (the "Rights Declaration Date")
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock), and such dividend or distribution shall be paid or distributed to the holders of the Series B Junior Participating Preferred Stock at or prior to the time the related dividend or distribution is paid or distributed to the holders of the Common Stock.

     (C) The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. Dividends and distributions payable under paragraph (A) above, if any, shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive such dividends or distributions, or if no record date shall be fixed, from the date on which the related dividend or distribution was declared by the Board of Directors on the Common Stock. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Section  3.      Voting Rights.  The holders  of  shares  of
Series B Junior Participating Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series B Junior Participating Preferred Stock shall be in arrears for more than 270 consecutive weeks, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous periods on all shares of Series B Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series B Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors of the Corporation.

          (ii) During any default period, such voting right of the holders of Series B Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of the Series B Junior Participating Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of the Series B Junior Participating Preferred Stock of such voting right. At any meeting at which the holders of the Series B Junior Participating Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist, up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series B Junior Participating Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series B Junior Participating Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series B Junior Participating Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or ranking on a parity with the Series B Junior Participating Preferred Stock.

          (iii) Unless the holders of the Series B Junior Participating Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Series B Junior Participating Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Series B Junior Participating Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series B Junior Participating Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Series B Junior Participating Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Series B Junior Participating Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors of the Corporation until the holders of Series B Junior Participating Preferred Stock voting as a class shall have exercised their right to elect two Directors, after the exercise of which right (x) the Directors so elected by the holders of Series B Junior Participating Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock that elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the preceding sentence.

          (v) Immediately upon the termination of a default period, (x) the right of the holders of Series B Junior Participating Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series B Junior Participating Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws of the Corporation (as then in effect) irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     Certain Restrictions.

     (A) Whenever dividends or other distributions payable on the Series B Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock, if any, ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section  5.     Reacquired Shares.  Any shares of  Series  B
Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series B Junior Participating Preferred Stock and may be reissued as part of a new series of Series B Junior Participating Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.     Liquidation, Dissolution or Winding Up.

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series B Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section  7.      Consolidation, Merger, etc.   In  case  the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common
Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.     No Redemption.  The shares of Series B Junior
Participating Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series B Junior Participating Preferred Stock shall rank on a parity with the Corporation's Series A Junior Participating Preferred Stock. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Restated Certificate of Incorporation, as amended, of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.
1 IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of April, 1997.

Attest:                            IMO INDUSTRIES INC.


/s/ Thomas J. Bird                 By:/s/ Donald K. Farrar
Thomas J. Bird, Secretary            Donald K. Farrar
                                     Chairman of the Board,
                                     President and Chief
                                     Executive Officer






            CERTIFICATE OF ELIMINATION OF THE SHARES
        OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                               OF
                      IMO INDUSTRIES INC.

     Imo Industries Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law,

DOES HEREBY CERTIFY THAT:

     Pursuant to the authority conferred upon its Board of Direc tors under Section 151 of the Delaware General Corporation Law, the Board of Directors of Imo Industries Inc. (the "Corpo ration"), at a meeting of the Board of Directors held May 20, 1997 pursuant to notice duly given, duly adopted the following resolution eliminating from its Restated Certificate of Incorporation the 250,000 shares of the Corporation's Series A Junior Participating Preferred Stock created pursuant to the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the "Series A Certificate") that was filed with the Secretary of State of the State of Delaware on November 10, 1992. The resolution so adopted is as follows:

          RESOLVED, that, pursuant to the authority conferred upon the Board of Directors under Section 151(g) of the Delaware General Corporation Law, the Board of Directors does hereby declare and acknowledge that none of the authorized shares of the Corporation's Series A Junior Participating Preferred Stock are outstanding and does hereby direct that none of such shares shall be issued pursuant to the Series A Certificate, and the Board of Directors does hereby further direct that the appropriate officers of the Corporation are hereby authorized to execute and file with the Secretary of State of the State of Delaware a certificate of elimination with respect to the Series A Junior Participating Preferred Stock, such certificate of elimination to have the effect of eliminating from the Corporation's Restated Certificate of Incorporation all matters set forth in the Series A Certificate.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury this 20th day of May, 1997.


Attest:                              IMO INDUSTRIES INC.


/s/ Thomas J. Bird                     By: /s/ Donald K.Farrar
Thomas J. Bird, Secretary              Donald K. Farrar
                                       Chairman of the Board,
                                       President and Chief
                                       Executive Officer